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                                                                    EXHIBIT j(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 19, 2001, relating to the financial statements and financial highlights of AIM Select Growth Fund, now known as AIM Select Equity Fund, (one of the funds constituting AIM Funds Group), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 28, 2002